Exhibit 10.1

Ares Capital Corporation

Up to $500,000,000

Shares of Common Stock

(par value $0.001 per share)

Amended and Restated EQUITY DISTRIBUTION AGREEMENT

October 26, 2021

Regions Securities LLC

615 South College St., Suite 600

Charlotte, NC 28202

Ladies and Gentlemen:

Ares Capital Corporation, a Maryland corporation (the “Company”), Ares Capital Management LLC, a Delaware limited liability company (the “Adviser”), and Ares Operations LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement (this “Agreement”) with Region Securities LLC (the “Manager”), as follows. This Agreement amends and restates the terms of the Amended and Restated Equity Distribution Agreement, dated as of April 29, 2021, among the Company, the Adviser, the Administrator and the Manager.

Section 1. Description of Securities. The Company proposes to issue and sell through or to the Manager (or any Alternative Manager (as defined below)), as sales agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $500,000,000 (the “Maximum Amount”) on the terms set forth in Section 4 of this Agreement. The shares of Common Stock to be sold through or to the Manager pursuant hereto or pursuant to a Terms Agreement (as defined below) or through or to an Alternative Manager pursuant to an Alternative Equity Distribution Agreement or Alternative Terms Agreement (each term as defined below) are referred to herein as the “Shares.”

The Company may also enter into separate equity distribution agreements (each, an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”), dated of even date herewith, with each of the entities listed on Schedule A hereto, as sales agent and/or principal (each, an “Alternative Manager” and collectively, the “Alternative Managers”). The Company agrees that whenever it determines to sell the Shares directly to the Manager or an Alternative Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement” or “Alternative Terms Agreement”, respectively) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 4 of this Agreement. This Agreement and the Alternative Equity Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.” The Manager and the Alternative Managers are sometimes hereinafter referred to as the “Distribution Managers.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Stock of the Company have their dividends automatically reinvested in additional shares of Common Stock of the Company unless they elect to receive such dividends in cash.

The aggregate offering price for the Shares that may be sold pursuant to this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed the Maximum Amount.

As used herein, “Registration Statement” shall mean the registration statement referred to in Section 2(a) below, including all exhibits, financial statements and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to the rules or regulations of the Securities and Exchange Commission (the “Commission”), and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission thereunder, the “1933 Act”), or such other 1933 Act rule as may be applicable to the Company, and deemed part of such registration statement pursuant to Rule 430B under the 1933 Act, as amended on each Effective Date (as defined below) and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended, and shall also mean any new registration statement or post-effective amendment as may have been filed pursuant to Section 5(e) of this Agreement. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective. “Basic Prospectus” shall mean the prospectus referred to in Section 2(a) below contained in the Registration Statement at the Effective Date, including documents incorporated or deemed to be incorporated therein by reference pursuant to the rules or regulations of the Commission. “Prospectus” shall mean any Prospectus Supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act, or such other 1933 Act rule as may be applicable to the Company, relating to the Shares, including documents incorporated or deemed to be incorporated therein by reference pursuant to the rules or regulations of the Commission, together with the Basic Prospectus.

The Company has entered into the Second Amended and Restated Investment Advisory and Management Agreement, dated as of June 6, 2019 (the “Investment Advisory Agreement”), with the Adviser, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). The Company has entered into an Amended and Restated Administration Agreement, dated as of June 1, 2007 (the “Administration Agreement”), with the Administrator. Collectively, the Investment Advisory Agreement and the Administration Agreement are herein referred to as the “Company Agreements.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “incorporated” in, or “a part of”, the Registration Statement, the Basic Prospectus or the Prospectus, any prospectus supplement or any amendment or supplement thereto (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the rules or regulations of the Commission to be a part of or included in the Registration Statement, the Basic Prospectus or the Prospectus, any prospectus supplement or any amendment or supplement thereto, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus, including those made pursuant to Rule 424(b) under the 1933 Act or such other 1933 Act rule as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference in or otherwise deemed under the rules or regulations of the Commission to be a part of or included in the Registration Statement, the Basic Prospectus or the Prospectus, as the case may be, as of any specified date.

A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the 1933 Act (File No. 814-00663) (the “Notification of Election”) was filed by the Company with the Commission on April 21, 2004 under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively called the “1940 Act”).

Section 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Manager that:

(a) Compliance with Registration Requirements. The Company has prepared and filed with the Commission a registration statement (File No. 333-256733) on Form N-2, including a related basic prospectus, for registration under the 1933 Act of the offering and sale of certain securities of the Company, including the Shares. Such Registration Statement, including any post-effective amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), has become effective and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the 1933 Act or such other 1933 Act rule as may be applicable to the Company, one or more amendments thereto, each of which has previously been furnished to you. The Company will file with the Commission one or more prospectus supplements (collectively, the “Prospectus Supplement”) related to the Shares in accordance with Rule 424(b)under the 1933 Act, or such other 1933 Act rule as may be applicable to the Company, including all documents incorporated or deemed to be incorporated therein by reference pursuant to the rules or regulations of the Commission. As filed, such Prospectus Supplement, together with the Basic Prospectus, shall contain all information required by the 1933 Act and the 1940 Act and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 4(a)(vi) hereof), and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, meets or will meet the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act.

On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the 1933 Act, or such other 1933 Act rule as may be applicable to the Company, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, as of each Time of Sale, at each Settlement Date, and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act; on the Effective Date, at the Execution Time and, as amended or supplemented, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Manager consists of the name and address of the Manager set forth in the last paragraph under the heading “Plan of Distribution —Conflicts of Interest” in the Prospectus. The Commission has not issued any order preventing or suspending the use of the Prospectus.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the “Exchange Act”) and (ii) at the time they were or hereafter are filed with the Commission, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Independent Accountants.  The accountants who certified the Company’s financial statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the Exchange Act.

(c) Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its Subsidiaries (as defined below) at the dates indicated and the consolidated statement of operations, consolidated statement of stockholders’ equity and consolidated statement of cash flows of the Company and its Subsidiaries for the periods specified; there are no financial statements that are required to be included in the Registration Statement or the Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The “Selected Condensed Consolidated Financial Data of Ares Capital” included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein as of the date presented and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.  The financial data set forth in the Prospectus under the caption “Capitalization” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement.  The pro forma financial information, if any, included in the Registration Statement, the Basic Prospectus and the Prospectus presents fairly in all material respects the information contained therein, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and has been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There is no other pro forma financial information that is required to be included in the Registration Statement, the Basic Prospectus and the Prospectus that is not included as required.

(d) No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(e) Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Distribution Agreements, any Terms Agreement or Alternative Terms Agreement, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(f) Subsidiaries.  The Company’s only subsidiaries that are consolidated with the Company for financial reporting purposes under GAAP are those listed on Schedule B hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”).  Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except (A) as set forth in the Registration Statement and the Prospectus and (B) portfolio investments made after the most recently completed fiscal quarter, the Company does not own, directly or indirectly, any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity that is not a Subsidiary.

(g) Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the Company’s Dividend Reinvestment Plan or pursuant to reservations or agreements or employee benefit plans, if any, referred to in the Prospectus or pursuant to the exercise of convertible securities or options, if any, referred to in the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(h) Authorization of Agreements.  The execution and delivery of and the performance by the Company of its obligations under this Agreement, the Alternative Equity Distribution Agreements and the Company Agreements have been, and the execution and delivery and performance by the Company of its obligations under any Terms Agreement and any Alternative Terms Agreement will have been at the time of execution thereof, duly and validly authorized by the Company and this Agreement, the Alternative Equity Distribution Agreements and the Company Agreements have been, and any Terms Agreement and any Alternative Terms Agreement will have been at the time of the execution thereof, duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualifications that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(i) Authorization and Description of Securities.  The Shares have been duly authorized for issuance and sale through or to the Distribution Managers pursuant to the Distribution Agreements or any Terms Agreement or Alternative Terms Agreement and, when issued and delivered by the Company pursuant to the provisions of the Distribution Agreements, any Terms Agreement or Alternative Terms Agreement against payment of the consideration set forth in the Distribution Agreements, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to the statements relating thereto contained in the Prospectus; and the issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Company.

(j) Absence of Defaults and Conflicts.  Neither the Company nor any of the Subsidiaries is in violation of its charter, by-laws or other organizational documents.  Further, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; neither the execution, delivery or performance of this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement or any of the Company Agreements, nor the consummation of the transactions herein or therein contemplated (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), nor the fulfillment of the terms hereof or thereof, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(k) Absence of Proceedings.  Other than as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which is required to be disclosed in the Registration Statement or Prospectus, or which would result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement or any of the Company Agreements or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(l) Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(m) Possession of Intellectual Property.  The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them or currently proposed to be operated by them, except where the failure to own or possess or otherwise be able to acquire such rights in a timely manner would not otherwise reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(n) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement, any of the Company Agreements, or the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), except (A) such as have been already obtained under the 1933 Act or the 1940 Act, (B) such as may be required under state securities laws, and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

(o) Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.

(p) Possession of Licenses and Permits.  The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or currently proposed to be operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(q) Investment Company Act.  The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as a “registered management investment company” under the 1940 Act.

(r) Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(s) Related Party Transactions.  There are no business relationships or related party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(t) Notification of Election.  When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(u) Investment Advisory Agreement.  (A) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(v) Interested Persons.  Except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Distribution Managers.

(w) Business Development Company.  (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Shares as provided in the Distribution Agreements; (B) the provisions of the corporate charter and by-laws of the Company, and the investment objectives, policies and restrictions described in the Registration Statement and the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies.

(x) Employees and Executives.  The Company is not aware that (A) any executive, key employee or significant group of employees of the Company, any of the Subsidiaries, the Adviser or the Administrator plans to terminate employment with the Company, any of the Subsidiaries, the Adviser or the Administrator or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company, any of the Subsidiaries, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(y) No Extension of Credit. The Company has not, directly or indirectly, including through a Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company.

(z) Accounting Controls.  The Company has established and maintains an effective system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (C) access to assets is permitted only in accordance with management’s authorization.

(aa) Disclosure Controls.  The Company has established and employs effective disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(bb) Tax Returns.  The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

(cc) No Unlawful Payments.  Neither the Company nor the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd) Compliance with Anti-Money Laundering Laws.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), the applicable money laundering statutes of all other jurisdictions having jurisdiction over the Company or any of the Subsidiaries, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any other governmental agency having jurisdiction over the Company or any of the Subsidiaries (collectively, the “Other Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the CFTRA or Other Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) No Conflicts with Sanctions Laws. None of the Company, the Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, (ii) to fund any activities of or business in Cuba, Iran, North Korea, Syria or the Crimea region of Ukraine or (iii) in any other manner that will result in a violation by any person of Sanctions.

(ff) Sarbanes-Oxley Act.  Except as disclosed in the Registration Statement and the Prospectus, the Company is, and to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) Cybersecurity. (A) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the Adviser’s information technology and computer systems, data and databases used by the Company (collectively, “IT Systems and Data”) except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and (B) to the Company’s knowledge, the Adviser has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with in all material respects with industry standards and practices, or as required by applicable regulatory standards. To the Company’s knowledge, the Adviser is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(hh) Distribution of Offering Materials. The Company has not distributed and will not distribute material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus and the Additional Disclosure Items (as defined below).

(ii) Additional Disclosure Items. The Company represents and agrees that, without the prior consent of the Manager, (i) it will not distribute any offering material other than the Registration Statement, the Prospectus and the Additional Disclosure Items, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Shares (the materials and information referred to in this Section 2(ii)(ii) are herein referred to as an “Additional Disclosure Item”).

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered therein, to the Manager.

Section 3. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, the Manager as follows:

(a) No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect. For purposes of this Section 3, “Material Adverse Effect” means, in addition to a “Material Adverse Effect” as defined in Section 2(d), any material adverse effect on the ability of the Advisor or Administrator, as applicable, to fulfill its obligations under the Distribution Agreements.

(b) Good Standing.  Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Distribution Agreements and any Terms Agreement or Alternative Terms Agreement; the Adviser has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has limited liability company power and authority to enter into and perform its obligations under the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in a Material Adverse Effect.

(c) Registration Under Advisers Act.  The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(d) Absence of Proceedings.  There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement and Prospectus Supplement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Distribution Agreements and any Terms Agreement or Alternative Terms Agreement or the Company Agreements; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in a Material Adverse Effect.

(e) Absence of Defaults and Conflicts.  Neither the Adviser nor the Administrator is in violation of its limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Adviser/Administrator Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Distribution Agreements, any Terms Agreement or Alternative Terms Agreement or the Company Agreements and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus  (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with their respective obligations hereunder and under the Investment Advisory Agreement and the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to, the Adviser/Administrator Agreements and Instruments except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their assets, properties or operations.

(f) Authorization of Agreements.  The execution and delivery of and the performance by the Adviser or the Administrator, as applicable, of their obligations under this Agreement, the Alternative Equity Distribution Agreements and the Company Agreements have been, and the execution and delivery and performance by the Adviser or the Administrator, as applicable, of their obligations under any Terms Agreement and any Alternative Terms Agreement will have been at the time of execution thereof, duly and validly authorized by the Adviser or the Administrator, as applicable, and this Agreement, the Alternative Equity Distribution Agreements and the Company Agreements have been, and any Terms Agreement and any Alternative Terms Agreement will have been at the time of the execution thereof, duly executed and delivered by the Adviser or the Administrator, as applicable, and constitute the valid and binding obligations of the Adviser or the Administrator, as applicable, enforceable against the Adviser or Administrator, as applicable, in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualifications that the enforceability of the Adviser or the Administrator’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(g) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement, any of the Company Agreements, or the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), except such as have been already obtained under the 1933 Act or the 1940 Act.

(h) Description of Adviser and Administrator. The description of the Adviser and the Administrator contained in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i) Possession of Licenses and Permits.  The Adviser and the Administrator possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Adviser and the Administrator are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(j) Stabilization and Manipulation. Neither the Adviser, the Administrator nor any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares in violation of any law, statute, regulation or rule applicable to the Adviser, the Administrator or any of their respective partners, officers, affiliates or controlling persons.

(k) Employment Status. The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, any of the Subsidiaries, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, any of the Subsidiaries, the Adviser or the Administrator or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Subsidiaries or the Adviser except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(l) Internal Controls.  The Adviser is using its commercially reasonable efforts to operate a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization.

(m) Accounting Controls.  The Administrator is using its commercially reasonable efforts to operate a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Adviser or Administrator and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Adviser or Administrator, as applicable, as to matters covered therein, to the Manager.

Section 4. Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) Each time that the Company wishes to issue and sell Shares on any day that is a trading day for the Nasdaq Global Select Market (the “NASDAQ”) (a “Trading Day”) (other than a Trading Day on which the NASDAQ is scheduled to close prior to its regular weekday closing time) pursuant to this Agreement (each, a “Placement”), it will instruct the Manager by telephone of the parameters in accordance with which it desires Shares to be sold, which shall at a minimum include the number of Shares to be offered, the time period during which sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of Shares that may be sold in any one day (a “Placement Notice”). If the Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Manager will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same business day (as defined below) on which such Placement Notice is delivered to the Manager, issue to the Company a notice by email addressed to all of the authorized representatives of the Company on Schedule C hereto (the “Authorized Company Representatives”) confirming all of the parameters of the Placement or setting forth the terms it is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Manager until the Company delivers to the Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by any of the Authorized Company Representatives of the email notice from the Manager or upon receipt by the Manager of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Shares covered by the Placement Notice have been sold, (ii) in accordance with Section 4(a)(ii) hereof, the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) this Agreement has been terminated under the provisions of Section 10. Subject to the terms and conditions hereof (including, without limitation, the accuracy of the representations and warranties of the Company, the Adviser and the Administrator, the performance by the Company of its covenants and other obligations contained herein and the satisfaction of additional conditions specified in Section 6) the Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to offer and sell all of the Shares designated in the Placement Notice; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation in the event an offer or sale of the Shares on behalf of the Company may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than (A) by means of ordinary brokers’ transactions between members of the NASDAQ that qualify for delivery of a Prospectus to the NASDAQ in accordance with Rule 153 under the 1933 Act or (B) directly on or through an electronic communication network, a “dark pool” or any similar market venue (the transactions described in (A) and (B) are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Company or the Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Shares pursuant to this Agreement or suspend or terminate a previously issued Placement Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 4(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.

(iv) The gross sales price of any Shares sold pursuant to this Agreement by the Manager acting as sales agent of the Company shall be equal to, in the discretion of the Manager, the market price prevailing at the time of sale for the Shares sold by the Manager on the NASDAQ or otherwise, at prices related to prevailing market prices or at negotiated prices (but in no event shall such gross sales price be less than the minimum price per Share designated by the Company at which such Shares may be sold). The compensation to the Manager, as an agent of the Company, for sales of the Shares shall be up to 1.5% of the gross sales price of the Shares sold pursuant to this Section 4(a). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant applicable time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or any similar taxes imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Company as soon as practicable following the close of trading on the NASDAQ each day in which the Shares are sold under this Section 4(a) setting forth the aggregate amount of the Shares sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Manager with respect to such sales. If requested in the Placement Notice, the Manager shall provide written confirmation to the Company’s transfer agent (at the address set forth in the Placement Notice) of the aggregate amount of the Shares sold on such day, at the time the Company is sent such information.

(vi) Settlement for sales of the Shares pursuant to this Section 4(a) will occur on the second Trading Day following the date on which such sales are made (provided that, if such second Trading Day is not a business day, then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Company and the Manager (each such date, a “Settlement Date”). As used herein, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by electronically transferring the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Manager, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives, or any designees thereof as notified to the Manager in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 4(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 5(s) hereof), the Company, the Adviser and the Administrator shall be deemed to have affirmed their respective representations and warranties contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, the Adviser and the Administrator herein, to the performance by the Company, the Adviser and the Administrator of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 4(a) of this Agreement or as set forth in Section 4(a) of any Alternative Equity Distribution Agreement, it may elect, in its sole discretion, to notify the Manager of the proposed terms of such sale. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager, the Company and, if applicable, the Alternative Managers will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage the Manager or any Alternative Managers in connection with the offer and sale of any of the Company’s securities, including shares of its Common Stock, whether in connection with an underwritten offering or otherwise.

(c) In the event the Company engages the Manager for a sale of Shares that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager will agree to compensation and deliverables that are customary for the Manager with respect to such transactions.

(d) (i) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds or the aggregate number of the Shares sold pursuant to this Agreement and any Alternative Equity Distribution Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement (C) the amount authorized from time to time to be issued and sold under this Agreement and any Alternative Equity Distribution Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing, and (D) the amount that would require approval of the stockholders of the Company under Nasdaq Rule 5635 (or any successor rule). Under no circumstances shall the Company cause or request the offer or sale of any Shares (i) at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Manager in writing and (ii) at a price (net of the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 4) lower than the Company’s then current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite approval from the Company’s stockholders and the board of directors or a duly authorized committee thereof as required by the 1940 Act, and notifies the Manager in writing. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 4(d) on the number and the price of the Shares to be issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance. The Manager shall have no responsibility for maintaining records with respect to the Shares available for sale under the Registration Statement.

(ii) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Alternative Equity Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Manager (which such request may be by electronic mail), the Manager shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(e) Each sale of the Shares to or through the Manager or any Alternative Manager, as applicable, shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement, or the respective Alternative Equity Distribution Agreement or, if applicable, an Alternative Terms Agreement, as applicable. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company, the Adviser and the Administrator herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, any provisions relating to the granting of an option to purchase additional Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof and any other information or documents required by the Manager.

(f) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein, or in any Alternative Equity Distribution Agreement, and as may be mutually agreed upon by the Company and the Manager or any Alternative Manager, as applicable, offers and sales of Shares pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, shall not be requested by the Company and need not be made by the Manager or any Alternative Manager, as applicable, at any time when or during any period in which (i) the Company is or could be deemed to be in possession of material non-public information, or (ii) without the prior written consent of the Manager or any Alternative Manager, as applicable, at any time during the period commencing on the 5th business day prior to the time the Company issues a press release containing, or otherwise publicly announces, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including (A) if the Company incorporates by reference into the Registration Statement its periodic reports filed with the Commission, the time that is 24 hours after the time that the Company files a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement, or (B) if the Company does not incorporate by reference into the Registration Statement its periodic reports filed with the Commission, the date on which the Company files with the Commission a Prospectus Supplement under Rule 424(b) relating to the Shares that includes (x) updated unaudited financial information as of the end of the Company’s most recent quarterly period or (y) updated audited financial information as of the end of the Company’s most recent fiscal year, as applicable.

(g) The Company acknowledges and agrees that (A) there can be no assurance that the Manager or any Alternative Manager will be successful in selling the Shares, (B) neither the Manager nor any Alternative Manager will incur any liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by the Manager or any Alternative Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement or any Alternative Equity Distribution Agreement, as applicable, and (C) neither the Manager nor any Alternative Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, except as otherwise specifically agreed in writing by the Manager and the Company or any Alternative Manager and the Company, as applicable. For purposes of clarification, the Manager shall only be deemed to be acting as a sales agent under this Agreement during the period beginning with the delivery of a Placement Notice from the Company to the Manager and ending upon the suspension or termination of such Placement Notice or the completion of the sale of Shares in accordance with such Placement Notice.

(h) The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Shares or sales of Common Stock pursuant to any At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act) shall only be effected by or through the Manager or an Alternative Manager, but in no event may more than one Distribution Manager be selling Shares under the Distribution Agreements on any single given day, and the Company shall in no event request that more than one Distribution Manager sell Shares on the same day. Notwithstanding the foregoing or anything else herein to the contrary, nothing contained in this Agreement shall be construed to limit the Company’s ability to engage additional Distribution Managers subsequent to the date hereof. The Company will notify the Manager and the Alternative Managers in the event that it engages one or more additional Distribution Managers subsequent to the date hereof and Schedule A hereto shall be deemed to incorporate by reference the names of each of the Distribution Managers (other than the Manager) listed on Schedule A of the Distribution Agreements subsequently entered into by the Company and such additional Distribution Managers.

Section 5. Covenants of the Company. The Company agrees with the Manager:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 415, Rule 430B and Rule 424, in connection with the sale of the Shares, and will notify the Manager immediately, and confirm the notice in writing, (i) when, during any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus or of any proceeding under Section 8A of the 1933 Act, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424, was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company shall notify the Manager promptly of the time on or after the date of this Agreement when any amendment to the Registration Statement has been filed or becomes effective or when the Basic Prospectus or the Prospectus or any supplement to any of the foregoing has been filed; and the Company shall cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to Rule 424 under the 1933 Act, within the time period prescribed.

(c) Upon the Manager’s written request, the Company will deliver to the Manager, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Manager’s request, will also deliver to the Manager, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(d) The Company shall make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time shall furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may reasonably request for the purposes contemplated by the 1933 Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be.

(e) The Company will use its commercially reasonable efforts to comply with the 1933 Act so as to permit the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the Exchange Act, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus, or any document incorporated by reference therein, comply with such requirements, and use its reasonable efforts to cause any amendment to the Registration Statement to be declared effective by the Commission as soon as possible. The Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request.

(f) The Company will use its commercially reasonable efforts, in cooperation with the Manager, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications in effect for as long as the Manager reasonably requests; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act

(h) The Company will use the Net Proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds”.

(i) The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock on the NASDAQ.

(j) At any time during the pendency of a Placement Notice, the Company shall not, and will not publicly disclose the intention to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including without limitation, any options, warrants or other rights to purchase Common Stock) or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case without giving the Manager at least two Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. The foregoing sentence shall not apply to (i) the Shares to be offered and sold to the Manager or any Alternative Manager pursuant to this Agreement or any Terms Agreement, Alternative Equity Distribution Agreement or Alternative Terms Agreement, as applicable, (ii) the issuance of any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase shares of Common Stock granted pursuant to existing dividend reinvestment plans or employee benefit plans of the Company referred to in the Prospectus, and any registration related thereto, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, and any registration related thereto, (v) any shares of Common Stock issued to directors in lieu of directors’ fees, and any registration related thereto or (vi) the issuance by the Company of any shares of Common Stock as consideration for any strategic acquisitions. In the event that notice of a proposed sale is provided by the Company pursuant to this subsection (j), the Manager will suspend activity under this Agreement for such period of time as requested by the Company or as may be deemed appropriate by the Manager.

(k) The Company, during the term of this Agreement, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(l) During the term of this Agreement, the Company will use its commercially reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act.

(m) The Company will use its commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(n) If, at the time the Registration Statement can no longer be used by the Company in accordance with the rules and regulations of the Commission, this Agreement is still in effect or any Shares purchased by the Manager as principal remain unsold, the Company will promptly file a new registration statement relating to the Shares on a proper form (including, if it is eligible to do so, an automatic shelf registration statement) in form and substance satisfactory to the Manager.  The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(o) The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the printing and delivery to the Manager of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the issuance and delivery of the Shares through or to the Manager, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares through or to the Manager, (iv) the fees and disbursements of the Company’s, the Adviser’s and the Administrator’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of Blue Sky Surveys and any supplement thereto, (vi) the printing and delivery to the Manager of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Manager of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Manager in connection with, the review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares, and (x) the fees and expenses incurred in connection with the listing of the Shares on the NASDAQ. Except as set forth herein, the Manager will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.

(p) The Company shall not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus and the Additional Disclosure Items.

(q) Neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Manager of any violation of Regulation M by the Company, any of its affiliates or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.

(r) The Company shall advise the Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(s) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement that is filed solely to report sales of the Shares pursuant to this Agreement or any Alternative Equity Distribution Agreement or an amendment solely to add exhibits to the Registration Statement, (B) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (C) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock and any debt securities of the Company), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto, (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act, (iv) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (v) the Manager may reasonably request (the date of commencement of the offering of the Shares under this Agreement, the date of commencement of the offering of the Shares under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i) through (v) above, each a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith certificates signed by the chief executive officer or president (or with respect to the Adviser or Administrator, an authorized officer) and of the chief financial or chief accounting officer of each of the Company, the Adviser and the Administrator of the Company, as the case may be, dated and delivered as of the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(c) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificates shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 6(c), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate; provided that the obligations under this subsection (s) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any period that the Company has suspended the offering of Shares pursuant to Section 4(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(t) At or promptly after each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager written opinions of Kirkland & Ellis LLP, counsel to the Company (“Company Counsel”), and Eversheds Sutherland (US) LLP, special regulatory counsel for the Company (“Regulatory Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinions; provided that the obligation of the Company under this subsection (t) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(u) At or promptly after each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager a written opinion of Venable LLP, Maryland counsel to the Company (“Maryland Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (u) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(v) At or promptly after each Representation Date, the Company shall furnish or cause to be furnished to the Manager forthwith certificates of the Secretary or Assistant Secretary of the Company, the Adviser and the Administrator, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the date of such certificates; provided that the obligations under this subsection (v) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(w) At or promptly after each Representation Date, Freshfields Bruckhaus Deringer US LLP, counsel to the Distribution Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Manager; provided that the obligation under this subsection (w) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(x) At or promptly after each Representation Date, the Company shall cause the independent registered public accountants of the Company, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (x) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(y) At or promptly after each Representation Date, the Company shall furnish to the Manager forthwith a certificate of the chief financial officer of the Company, dated as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(i) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate; provided that the obligation of the Company under this subsection (y) shall be deferred when no Placement Notice is pending for any Distribution Manager or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to deliver the required deliverable to the Manager at such time if it was not delivered at the last Representation Date).

(z) In connection with each Representation Date, the Company shall conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of the management and the independent registered public accountants of the Company; provided that the obligation of the Company under this subsection (z) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to any Distribution Manager (in which case the Company shall be required to conduct a due diligence session at such time if it was not conducted at the last Representation Date). For the avoidance of doubt, all Distribution Managers shall be invited by the Company to participate in any due diligence session conducted pursuant to this Section 5(z). The Company shall cooperate with any reasonable due diligence review conducted by the Manager (or its counsel or other representatives) from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior corporate officers, as the Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s or Company counsel’s principal offices and (ii) during the Company’s ordinary business hours.

(aa) The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(bb) If to the knowledge of the Company, any condition set forth in Section 6(a) shall not have been satisfied, or any of the representations and warranties of the Company, the Adviser and the Administrator contained in this Agreement shall not be true and correct, on the applicable Settlement Date or Time of Delivery, as the case may be, the Company shall offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(cc) The Company agrees that on such dates as the 1933 Act shall require, the Company will file a prospectus supplement with the Commission pursuant to Rule 424 under the 1933 Act or otherwise include in a filed annual report on Form 10-K or quarterly report on Form 10-Q, which is incorporated by reference into the Registration Statement, which prospectus supplement, Form 10-K or Form 10-Q, as applicable, will set forth the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(dd) The Company agrees to ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(ee) Concurrently with the delivery of each Placement Notice, the Company shall deliver to the Manager a then current list of “controlled” companies (as defined in Section 2(a)(9) of the 1940 Act) of the Company.

(ff) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

Section 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company, the Adviser and the Administrator of their obligations hereunder and (iii) to the following additional conditions precedent.

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Manager. All filings related to the offering of the Shares with the Commission required by Rule 497 or 424 under the 1933 Act, as applicable, shall have been made within the applicable time period prescribed for such filing under the 1933 Act.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus, no material and adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company, the Adviser or the Administrator, shall occur or become known and no transaction which is material and adverse to the Company, the Adviser or the Administrator (other than as referred to in the Registration Statement and Prospectus), shall have been entered into by the Company, the Adviser or the Administrator.

(c) Each of the Company, the Adviser and the Administrator shall deliver to the Manager, at such times specified in Section 5(s) of this Agreement, a certificate signed by the chief executive officer or president (or with respect to the Adviser and the Administrator, an authorized officer) and the chief financial or chief accounting officer of each of the Company, the Adviser and the Administrator of the Company, as the case may be, to the effect that (i) the representations and warranties of the Company, the Adviser or the Administrator, as the case may be, as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company, the Adviser or the Administrator, as the case may be, has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. Each certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(d) The Company shall furnish to the Manager, at such times specified in Section 5(t) of this Agreement, opinions of Company Counsel and Regulatory Counsel, addressed to the Manager, and dated as of such date, and in form and substance reasonably satisfactory to the Manager, in substantially the form set forth in Exhibit A-1 and Exhibit A-2 hereto or as otherwise satisfactory to the Manager.

(e) The Company shall furnish to the Manager, at such times specified in Section 5(u) of this Agreement, an opinion of Maryland Counsel, addressed to the Manager, and dated as of such date, and in form and substance reasonably satisfactory to the Manager, in substantially the form set forth in Exhibit B hereto or as otherwise satisfactory to the Manager.

(f) The Manager shall have received, at such times specified in Section 5(v) of this Agreement, a certificate of the Secretary or Assistant Secretary of the Company, the Adviser and the Administrator, dated as of such date, and in form and substance reasonably satisfactory to the Manager.

(g) The Manager shall have received, at such times specified in Section 5(w) of this Agreement, the favorable opinion of Freshfields Bruckhaus Deringer US LLP, counsel to the Distribution Managers, dated as of such date, and in form and substance reasonably satisfactory to the Manager.

(h) At such times specified in Section 5(x) of this Agreement, the Manager shall have received from the accountants of the Company letters dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.

(i) The Company shall furnish to the Manager, at such times specified in Section 5(y) of this Agreement, a certificate of the chief financial or chief accounting officer of the Company with respect to certain financial matters, dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.

(j) At such times specified in Section 5(z) of this Agreement and on such other dates as reasonably requested by the Manager, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Manager, which shall include the participation of representatives of the management of the Company and the independent registered public accountants of the Company, and the Company shall use commercially reasonable efforts to provide Freshfields Bruckhaus Deringer US LLP access to customary due diligence materials.

(k) The Shares shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

(l) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Section 7. Indemnification.

(a) (1) Indemnification of the Manager by the Company. The Company agrees to indemnify and hold harmless the Manager, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its directors, officers, selling agents and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or any Additional Disclosure Item (when taken together with the Prospectus), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto.

(2) Indemnification of the Manager by the Adviser and the Administrator. Each of the Adviser and the Administrator agree, jointly and severally, to indemnify and hold harmless the Manager, its Affiliates, its directors, officers, selling agents and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent the loss, liability, claim, damage and expense relates to information concerning the Adviser or the Administrator;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission related to the Adviser or the Administrator or any such alleged untrue statement or omission related to the Adviser or the Administrator; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission related to the Adviser or the Administrator, or any such alleged untrue statement or omission related to the Adviser or the Administrator, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors, Officers, Adviser and Administrator. The Manager agrees to indemnify and hold harmless each of the Company, the Adviser, the Administrator, each of their directors and officers, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto), which information is set forth in the second paragraph of Section 2(a).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(1)(ii) or 7(a)(2)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Acknowledgement by the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator also acknowledge and agree that (i) the purchase and sale of any Shares pursuant to this Agreement, including any discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager of such Shares, on the other hand, (ii) in connection with the offering of the Shares and the process leading to such transaction the Manager will act solely as a sales agent of the Company (unless provided otherwise pursuant to a Terms Agreement), (iii) the Manager will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated hereby or the process leading thereto (irrespective of whether the Manager has advised or is currently advising the Company on other matters) and the Manager will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (iv) the Manager and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Manager has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Manager on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Manager on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Manager on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total compensation received by the Manager pursuant to the Distribution Agreements and any Terms Agreement or Alternative Terms Agreement, in each case as determined as of the date of such Action referred to in Section 7(a) or (b), as applicable which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company, the Adviser and the Administrator on the one hand and the Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Distribution Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it under this Agreement exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and the Manager’s Affiliates, directors, officers, and selling agents shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company, Adviser or Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, Adviser or Administrator, as the case may be.

Notwithstanding any other provision of Section 7 and this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser and the Administrator submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Manager or its Affiliates or selling agents, any person controlling the Manager, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Section 5(bb) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, the Adviser and the Administrator, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5(o), 7, 8, 9, 10, 11, 12, 13, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(o), 7, 8, 9, 10, 11, 12, 13, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5(o), 7, 8, 9, 10, 11, 12, 13, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 4(a)(vi) of this Agreement.

Section 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, you and the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

Section 12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Manager shall be directed to Regions Securities LLC, 615 South College St., Suite 600, Charlotte, NC 28202, Attention: Ed Armstrong and Brit Stephens, with a copy to Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022, attention: Valerie Ford Jacob and Michael Levitt. Notices to the Company, the Adviser and Administrator shall be directed to them at 245 Park Avenue 44th Floor, New York, New York 10167, Attention: General Counsel, with a copy to Kirkland & Ellis LLP, 2049 Century Park East, Suite 3700, Los Angeles, CA 90067, Attention: Monica Shilling and Christopher Wu.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Manager and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Company, the Adviser and the Administrator and their respective successors and the controlling persons, officers, directors and other persons referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Company, the Adviser and the Administrator and their respective successors, and said controlling persons, officers, directors and other persons referred to in Sections 7 and 8 and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Manager shall be deemed to be a successor by reason merely of such purchase.

Section 14. Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

Section 15. Submission to Jurisdiction. Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Manager, the Company, the Adviser and the Administrator consent to the jurisdiction of such courts and personal service with respect thereto. The Company, the Adviser and the Administrator hereby consent to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. The Manager, the Company, the Adviser and the Administrator (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 18. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Manager to properly identify its clients.

Section 19. Research Independence. In addition, the Company, the Adviser and the Administrator acknowledge that each Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment bankers. The Company, the Adviser and the Administrator hereby waive and release, to the fullest extent permitted by law, any claims that the Company, the Adviser and the Administrator, as applicable, may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking divisions. The Company, the Adviser and the Administrator acknowledge that the Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.

Section 20. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend, reverse stock split or similar transaction effected with respect to the Shares.

Section 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Adviser, the Administrator and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Manager. Alternatively, the execution of this Agreement by the Company, the Adviser and the Administrator and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

COMPANY:
ARES CAPITAL CORPORATION

By	/s/ R. Kipp deVeer
Name: R. Kipp deVeer
Title: Chief Executive Officer

ADVISER:
ARES CAPITAL MANAGEMENT LLC

By	/s/ Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

ADMINISTRATOR:
ARES OPERATIONS LLC

By	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

ACCEPTED as of the date first above written

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

Annex I

[FORM OF TERMS AGREEMENT]

Ares Capital Corporation

[    ] Shares of Common Stock
(par value $0.001 per share)

TERMS AGREEMENT

[DATE]

[Insert Bank & Address]

Ladies and Gentlemen:

Ares Capital Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Equity Distribution Agreement, dated [Month] [Day], [Year] (the “Equity Distribution Agreement”), by and among the Company, the Adviser, the Administrator (each as defined therein) and [Bank] (the “Manager”), to issue and sell to the Manager the securities specified in Schedule I hereto (the “Purchased Securities”)[, and to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Securities”)].

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement[ and][,] the Time of Delivery[ and any Option Closing Date], except that each representation and warranty in Section 2 and Section 3 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[ and] [,] the Time of Delivery[ and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities[ and the Additional Securities], in the form heretofore delivered to the Manager is now proposed to be filed with the Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in Schedule I hereto.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.

[The remainder of this page is intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Manager, the Company the Adviser and the Administrator.

Very truly yours,

COMPANY:
ARES CAPITAL CORPORATION

By
Name:
Title:

ADVISER:
ARES CAPITAL MANAGEMENT LLC

By
Name:
Title:

ADMINISTRATOR:
ARES OPERATIONS LLC

By
Name:
Title:

ACCEPTED as of the date first above written

[Bank]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Securities[ and Additional Securities]:

Common Stock, par value $0.001 per share

Number of Purchased Securities:

[Number of Additional Securities:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the time of execution of this Terms Agreement:

(1) The accountants’ letter referred to in Section 5(x).

(2) The certificate referred to in Section 5(s).

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the Time of Delivery[ and on any Option Closing Date]:

(1) The officers’ certificates referred to in Section 5(s).

(2) The opinions referred to in Section 5(t).

(3) The opinion referred to in Section 5(u).

(4) The certificates referred to in Section 5(v).

(5) The opinion referred to in Section 5(w).

(6) The accountants’ letter referred to in Section 5(x).

(7) The certificate referred to in Section 5(y).

(8) Such other documents as the Manager shall reasonably request.

Schedule A

ALTERNATIVE MANAGERS

Truist Securities, Inc.

SMBC Nikko Securities America, Inc.

Schedule B

ARES CAPITAL CORPORATION

CONSOLIDATED SUBSIDIARIES

1.	AC CORPORATE HOLDINGS, INC. - DE
2.	ACAS CRE CDO 2007-1 Depositor, LLC - DE
3.	ACAS CRE CDO 2007-1, LLC
4.	ACAS CRE Services, LLC
5.	ACAS Real Estate Holdings Corporation
6.	ACAS, LLC - DE
7.	ALLIED CRESCENT EQUITY, LLC - DE
8.	ARCC BEACON LLC - DE
9.	ARCC BLOCKER CORP. – DE
10.	ARCC BLOCKER II LLC – DE
11.	ARCC BLOCKER III LLC – DE
12.	ARCC BLOCKER IV LLC – DE
13.	ARCC BLOCKER V LLC - DE
14.	ARCC CP LLC - DE
15.	ARCC CR LLC - DE
16.	ARCC ED CORP.
17.	ARCC FB FUNDING LLC - DE
18.	ARCC FD CORP. – DE
19.	ARCC FGP LLC - DE
20.	ARCC FL CORP. - DE
21.	ARCC FM CORP. - DE
22.	ARCC GAC LLC – DE
23.	ARCC GREEN ENERGY PARTNERS BLOCKER LLC
24.	ARCC HEELSTONE LLC - DE
25.	ARCC HS LLC - DE
26.	ARCC KPS CORP. - DE
27.	ARCC LSQ LLC - DE
28.	ARCC MBU Holding LLC - DE
29.	ARCC MCF 2 LLC - DE
30.	ARCC MCF I, LLC (F/K/A DYNAMIC EQUITY, LLC - DE
31.	ARCC MH LLC - DE
32.	ARCC NR LLC - DE
33.	ARCC NV1 CORP. - DE
34.	ARCC NV2 CORP. - DE
35.	ARCC OTG CORP. - DE
36.	ARCC OTG PREFERRED CORP. - DE
37.	ARCC PCGI III AIV BLOCKER, INC. - DE
38.	ARCC PCP G.P., LLC - DE
39.	ARCC PCP L.P. - CAYMAN ISLANDS
40.	ARCC PG LLC - DE
41.	ARCC PH CORP. - DE
42.	ARCC PJMB LLC - DE

43.	ARCC PT CORP. - DE
44.	ARCC PVA LLC - DE
45.	ARCC RB LLC - DE
46.	ARCC RT LLC - DE
47.	ARCC S2 LLC (F/K/A AC POSTLE, LLC) - DE
48.	ARCC SC LLC - DE
49.	ARCC SHC LLC -DE
50.	ARCC SK BLOCKER CORP. - DE
51.	ARCC TM CORP. - DE
52.	ARCC ULTIMUS LLC - DE
53.	ARCC UNIVERSAL CORP. - DE
54.	ARCC VP LLC - DE
55.	ARCC VS CORP. - DE
56.	ARES CAPITAL CP FUNDING HOLDINGS LLC - DE
57.	ARES CAPITAL CP FUNDING LLC - DE
58.	ARES CAPITAL JB FUNDING LLC - DE
59.	BW LANDCO LLC — DE
60.	CALDER EQUITY, LLC - DE
61.	Capital Placement Holdings, Inc. - DE
62.	ECAS 2016 Ltd. – Guernsey
63.	European Capital Limited - Guernsey
64.	HCI EQUITY, LLC - IL
65.	IVY HILL ASSET MANAGEMENT GP, LLC - DE
66.	MULTIAD EQUITY CORP. - DE
67.	S2 EQUITY, CORP. - DE
68.	STARTEC EQUITY, LLC – DE